Exhibit 10.68

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into as of the Effective Date (hereinafter defined) by and between GIPAL JV 15091 SW ALABAMA 20, LLC, a Delaware limited liability company (“Seller”), with an address of 401 East Jackson Street, Suite 3300, Tampa, Florida 33602, Attn: David Sobelman; Email: ds@gipreit.com, with a required copy to Trenam Law, 200 Central Avenue, Suite 1600, St. Petersburg, Florida 33702, Attn: Timothy M. Hughes, Esq., Email: thughes@trenam.com, and 144 Property Group, LLC, a New York limited liability company ("Purchaser"), with an address of 144 W 76th St. N, New York, New York 10023, Attn: Michael Breskin, Steve Breskin and Taniesha Savery, Email: mbreskin@144propertygroup.com; sbreskin@144propertygroup.com; and tsavery@144propertygroup.com, with a required copy to Maynard Nexsen, P.C. 655 Gallatin Street, Huntsville, Alabama 35801, Attn: Graham Burgess, Email: gburgess@maynardnexsen.com.

RECITALS

A.
Seller is the owner in fee simple of certain real property situated in the City of Huntsville, County of Limestone, State of Alabama, said real property being identified as approximately 5.79 acres with an approximately 63,000 sf office/warehouse building, being further identified as 15091 SW Alabama Highway 20, Huntsville, Alabama 35756; Parcel ID Number #18 02 04 0 000 001.033, and legally described as set forth on Exhibit “A” attached hereto, together with all buildings, fixtures and other improvements located thereon, and together with all easements, tenements, hereditaments, and appurtenances belonging thereto, the foregoing being hereinafter collectively referred to as the "Property".

B.
Seller has agreed to convey the Property to Purchaser and Purchaser is desirous of purchasing the same.

NOW, THEREFORE, in consideration of the sum of One ($1.00) Dollars and other covenants and agreements herein contained, the parties hereto agree as follows:

AGREEMENT

1.0
Property To Be Purchased. Subject to compliance with the terms and conditions of this Agreement, the Seller shall sell to Purchaser and Purchaser shall purchase from Seller the Property.
2.0
Purchase Price. The purchase price ("Purchase Price") shall be the sum of Six Million One Hundred Fifty Thousand and 00/100 Dollars ($6,150,000.00), payable as follows:
2.1
The sum of Two Hundred Thousand Dollars ($200,000.00) ("Earnest Money") paid in cash within three (3) business days of the full execution of this Agreement, to be held (in a non-interest bearing account) and released in accordance with this Agreement by the Title Company (as defined in Section 4.1), as escrow agent ("Escrow Agent"), and applied to the Purchase Price on the date of the Closing (as such term is defined in Section 10.0 below).
2.2
The balance of the Purchase Price shall be paid, either by cash or Federal Reserve wire transfer of immediately available funds to the account of the Title Company (defined below) on the date of the Closing.
3.0
Title to Be Delivered. Seller agrees to convey marketable and insurable fee simple title in the Property to Purchaser through delivery of a Special Warranty Deed ("Deed") free and clear of all liens and encumbrances except for the Permitted Exceptions (as such term is defined in Section 4.1 below).
4.0
Title Objections.
4.1
Title Policy; Title Review. Purchaser shall obtain, at Purchaser’s expense and at standard rates, an owner’s policy of title insurance in an amount no less than the Purchase Price (the “Title Policy”).

Exhibit 10.68

Within twenty (20) days of the Effective Date, Purchaser shall, at its own expense, cause Maynard Nexsen PC, as issuing agent for First American Title Insurance Company (the “Title Company”), with an address of 655 Gallatin Street, Huntsville, Alabama 35801, to issue and deliver to Purchaser the most recent ALTA Form (Alabama) title insurance commitment (the “Title Commitment”) for the Title Policy. The Title Commitment shall evidence that upon the execution, delivery and recordation of the Deed (which shall be delivered by Seller at the Closing provided for hereunder) and the satisfaction of all requirements specified in Schedule B, Section 1 of the Title Commitment, Purchaser shall acquire fee simple title to the Property, subject only to the “Permitted Exceptions.” For purposes of this Agreement, the term “Permitted Exceptions” shall mean: (i) applicable zoning and building ordinances and land use regulations; (ii) the lien of any and all taxes and assessments not yet due and payable; (iii) easements, licenses, covenants, conditions, restrictions, leases, reservations, exceptions and other encumbrances referenced in the Title Commitment and not objected to by Purchaser in the Notice of Title Objections (defined below); (iv) any matters affecting title that would be disclosed by an accurate survey of the Property and which are not timely objected to by Purchaser in the Notice of Title Objections or pursuant to Section 4.2; (v) any exceptions caused by Purchaser, its agents, representatives or employees; (vi) any matters accepted or deemed accepted by Purchaser pursuant to the terms and conditions of this Agreement, and (vii) any matters agreed to by the parties in writing.

Exhibit 10.68

Within thirty (30) days after the Effective Date (the “Objection Period”), Purchaser (i) shall deliver to Seller copies of the Title Commitment and all exception documents referenced in Schedule B, Sections 1 and 2, of the Title Commitment, and (ii) may deliver to Seller written notice of any matters in the Title Commitment that are objectionable to, or deemed a title defect, by Purchaser (“Notice of Title Objections”). Any title defect to which Purchaser does not timely object shall be deemed a Permitted Exception hereunder. Notwithstanding anything in this Agreement to the contrary, Seller shall be obligated to cure the following defects to the extent that and only to the extent that the same are specified in the Title Commitment and/or the Updated Title Commitment (collectively, the “Mandatory Cure Defects”): (a) mortgages arising through Seller, (b) construction liens arising through Seller, (c) back taxes on the Property that are due and payable, (d) judgment liens arising through Seller, and (e) other liens or encumbrances arising through Seller and securing amounts owed. As to any defects other than Mandatory Cure Defects, Seller shall have fifteen (15) days from receipt of the Notice of Title Objections in which to elect either to (i) notify Purchaser that it intends to cure the identified objections and defects on or before the Closing Date (the “Title Cure Period”) and Seller shall use reasonable efforts to cure such objections and defects; or (ii) notify Purchaser that Seller elects not to cure the objections or alleged defects. In the event Seller fails to deliver a response within fifteen (15) days after receipt from Purchaser of the Notice of Title Objections, Seller shall be deemed to have elected not to cure or eliminate said objections and alleged title defects. Purchaser shall have until the later of the expiration of the Due Diligence Period (defined below) or ten (10) days from receipt of Seller’s notice, or Seller’s deemed notice, of its election not to cure Purchaser’s objections and alleged title defects (whichever is later), in which to elect either (x) to terminate the Agreement, or (y) to require Seller to deliver title in its then existing condition (with no reduction in the Purchase Price) and to proceed to Closing notwithstanding the objections to title raised by Purchaser, yet still subject to Seller’s obligation to cure the Mandatory Cure Defects. The foregoing remedies shall constitute the exclusive remedies of Purchaser for such failure to deliver title as herein specified; provided, however, Seller’s failure to cure Mandatory Cure Defects at Closing will be a default and Purchaser shall have the remedies as set forth in Section 13.

Exhibit 10.68

Within five (5) business days prior to Closing, Purchaser may cause the Title Company to deliver to Purchaser an update to the Title Commitment (the “Updated Title Commitment”). Any matter disclosed in the Updated Title Commitment which was not an exception in the Title Commitment shall automatically be deemed a title defect which Seller shall be obligated to cure unless the same was either (i) caused by or through the acts or omissions of Purchaser or its agents, invitees, or contractors, (ii) discharged or endorsed over to Purchaser’s commercially reasonable satisfaction in the Title Policy at Closing, or (iii) consented or agreed to by Purchaser in writing. Purchaser shall notify Seller within three (3) business days after Purchaser becomes aware of any such new title matter to which Purchaser objects, and if Purchaser does not notify Seller of any objection within such three (3) business day period, Purchaser shall be deemed to have waived any such objection and shall proceed to Closing without any credit or reduction in the Purchase Price because of such title matter. If Purchaser properly and timely notifies Seller of any new title matter to which Purchaser objects, then Seller shall have the right to extend the Closing Date by up to sixty (60) days to permit Seller to cure such objection. If Seller either declines to cure or fails to timely cure any of Purchaser’s objections with respect to such new title matter(s) (other than Mandatory Cure Defects, which Seller is obligated under this Agreement to cure by Closing), Purchaser shall have the right to accept title or terminate this Agreement specifically as set forth in this Section 4.1.

4.2
Survey. Purchaser may, on or before the expiration of the Due Diligence Period, cause an ALTA/NSPS land title survey (the “Survey”) of the Property to be prepared by a professional surveyor registered and licensed in the State of Alabama (the “Surveyor”). Such Survey, if any, shall depict the Property by metes and bounds description. The Survey shall be certified by the Surveyor to Purchaser, Seller and the Title Company and shall otherwise be in a form satisfactory to the Title Company to eliminate the standard survey exceptions from the Title Policy to be issued at Closing. Within the Objection Period, Purchaser may notify Seller in writing of any matters shown on the Survey (together with delivery of an electronic copy of the Survey) which adversely affect the title to the Property and the same shall be deemed to be title defects which shall be dealt with within the same Objection Period and in the same manner as the Purchaser’s objections to title (e.g., via a Notice of Title Objections or supplemental Notice of Title Objections), as provided in Section 4.1 above. Any matters shown on the Survey which Purchaser does not timely object shall be deemed a Permitted Exception hereunder.
5.0
Control Of Property. If, prior to the Closing, the Property shall be the subject of (i) an action in eminent domain or a proposed taking by a governmental authority, whether temporary or permanent ("Taking"), or (ii) a material casualty in which the cost of restoration exceeds five percent (5%) of the Purchase Price ("Casualty"), Purchaser, at its sole election, shall have the right to terminate this Agreement on written notice to Seller without liability on its part by so notifying Seller, and Earnest Money paid by Purchaser shall be refunded to Purchaser. If the Purchaser does not exercise its right of termination, any and all proceeds (including all insurance proceeds and any deductible under Seller’s policy) arising out of any such Taking or Casualty shall be held in trust by Seller for Purchaser's benefit and shall be credited against the Purchase Price. In no event shall the Purchase Price of the Property be increased by the amount of any such proceeds.
6.0
Representations and Warranties of Seller. As an essential part of this Agreement, Seller hereby represents and warrants to Purchaser that:
6.1
Seller has not received any written notices of (i) any violations of law or municipal ordinances, orders from any governmental authority having jurisdiction over the Property, or (2) any default or breach under any of the covenants, conditions, restrictions, rights of way or easements affecting the Property or any portion thereof.
6.2
No actions, suits or proceedings at law or in equity, administratively or otherwise, have been instituted or, to Seller’s actual knowledge, threatened against or affect Seller or the Property.

Exhibit 10.68

6.3
No condemnation or eminent domain proceedings are now pending nor is Seller aware of any such proceedings being contemplated against the Property.
6.4
Seller is the sole owner of the Property with full power and authority to sell same, and the person executing this contract on behalf of the Seller is authorized to do so and has the power to bind Seller. Subject to the terms and conditions of Section 19.5 below regarding the Lender Consents and Approvals, all action required pursuant to this Agreement and necessary to effectuate the transaction contemplated herein has been or will be taken promptly and in good faith by Seller and its representatives and agents.
6.5
To Seller’s actual knowledge, Seller has good, insurable and marketable fee simple title interest to the Property, subject to the Permitted Exceptions, and, without limiting the generality of the foregoing, Seller has not granted any option, right of first refusal or first opportunity, or any other right to any party to acquire an interest in the Property or any portion thereof.
6.6
That on the date of Closing, the Property will be free and clear of all liens, security interests, encumbrances, leases, except for the Permitted Exceptions.
6.7
Except as may be disclosed in the Due Diligence Materials (as such term is defined in Section 7.0 below), Seller has not received any written notice of any claim, demand, action or proceeding of any kind relating to any past or present Release of any Hazardous Substances in, on or under the Property.

Exhibit 10.68

As used in the Agreement, the following definitions shall apply: “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereinafter in force, as amended from time to time, and all federal and state court decisions, consent decrees and orders interpreting or enforcing any of the foregoing, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42

U.S.C. §9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901, et seq., and the Clean Water Act, 33 U.S.C. §1251, et seq. For purposes of the Agreement, the term “Hazardous Substances” shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. “Release” shall mean any spilling, pumping, pouring, emitting, emptying, discharging, injecting, leaching, dumping or disposing into the environment of Hazardous Substances onto or through soil, surface water or groundwater.

6.8
Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.
6.9
Subject to the terms and conditions of Section 19.5 below regarding the Lender Consents and Approvals, the consummation of the transaction herein contemplated and the compliance by Seller with the terms of this Agreement do not conflict with or result in breach of any of the terms or

Exhibit 10.68

provisions of, or constitute default under any agreement, lease, arrangement, understanding, accord, document or instrument by which Seller or the Property is bound, and will not and does not constitute a violation of any applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, to which Seller or the Property is subject.

6.10
Robert Rohrlack III is a representative of Seller that is most familiar with the condition of the Property and the day to day operations thereof.

Any representation made to Seller’s “knowledge” will not be deemed to imply any duty of inquiry or investigation. For purposes of the Agreement, the term “Seller’s knowledge” means the current, actual knowledge of Robert Rohrlack III without any independent investigation or inquiry whatsoever and will not be construed to refer to the knowledge of any other officer, director, agent, employee or representative of Seller, or any affiliate of Seller, or to impose upon such party any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such party any individual personal liability. Robert Rohrlack III shall not be deemed to be a party to the Agreement nor to have made any representations or warranties hereunder, and no recourse shall be had to such individual for any of Seller's representations and warranties hereunder (and Purchaser hereby waives any liability of or recourse against such individuals).

All of Seller’s representations and warranties shall be deemed remade as of the date of the Closing and shall survive the Closing for a period of one (1) year.

7.0
Representations and Warranties of Purchaser. As an essential part of this Agreement, Purchaser hereby represents and warrants to Seller that:
7.1
Purchaser has the right, power and authority to enter into the Agreement and to purchase the Property in accordance with the terms and conditions of the Agreement, to engage in the transactions contemplated in the Agreement and to perform and observe the terms and provisions hereof.
7.2
Purchaser has taken, or by the time of Closing will have taken, all necessary action to authorize the execution, delivery and performance of the Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, the Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.
7.3
Neither the execution, delivery or performance of the Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.
7.4
No petition in bankruptcy (voluntary or, to the best of Purchaser’s knowledge, otherwise), assignment for the benefit of creditors or petition seeking reorganization or arrangement or other action under federal or state bankruptcy or insolvency laws is pending against or contemplated by Purchaser.
7.5
None of the funds to be used for payment by Purchaser of the Purchase Price will be subject to 18

U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law

Exhibit 10.68

107-56 (the “USA Patriot Act”). In addition, Purchaser is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

7.6
Purchaser has the financial resources to consummate the transaction contemplated by this Agreement and to pay the Purchase Price at the Closing.

All of Purchaser’s representations and warranties shall be deemed remade as of the date of the Closing and shall survive the Closing.

8.0
Purchaser Inspection Rights: Evidence of Title; Information in Seller's Possession.
8.1
Purchaser shall have sixty (60) days to inspect the Property (the "Due Diligence Period") from the Effective Date of the Agreement. Purchaser may undertake an inspection and examination of all aspects of the Property, including but not limited to: review of economic, legal, environmental, future development, zoning and physical matters relating to the Property as Purchaser may deem appropriate, including but not limited to curb cut, roadway improvement, and permitting matters. Purchaser or Purchaser's agents may enter upon the Property during normal business hours (or otherwise with a minimum of 24 hours’ advance written notice) for the purpose of conducting any tests and examinations as they may deem appropriate, both during the Due Diligence Period and subsequent thereto so long as this Agreement remains in full force and effect. Seller or its representatives shall have the right to accompany Purchaser and Purchaser representatives in connection with any inspections and other activities on the Property. In the event the Property is disturbed or damaged in any manner by Purchaser or Purchaser's representatives, agents or contractors in the accomplishment of such tests, Purchaser agrees to immediately thereafter restore the Property to its prior existing condition. Purchaser shall indemnify, defend and hold Seller harmless from and against any and all expense, loss or damage which Seller may incur (including, without limitation, reasonable attorneys’ fees actually incurred) as a result of any act or omission of Purchaser or its representatives, agents or contractors, including all claims for death of or injury to persons or damage of property arising out of or as a result of the activities of Purchaser or Purchaser’s representatives, agents or contractors, but excluding any expense, loss or damage to the extent arising from any act or omission of Seller and any expense, loss or damage resulting from the discovery or release of any Hazardous Substances at the Property (other than Hazardous Substances brought on to the Property by Purchaser or its representatives, agents or contractors), or the mere discovery of any other adverse condition affecting the Property. In no event shall Purchaser conduct any invasive testing on the Property without the advance written consent of Seller, which consent shall not be unreasonably withheld, conditioned or denied.

8.2
Purchaser shall not permit any construction, mechanic’s, materialman’s or other lien to be filed against any of the Property as the result of any work, labor, service or materials performed or furnished, by, for or to Purchaser, its employees, agents and/or contractors. If any such lien shall at any time be filed against the Property, Purchaser shall, without expense to Seller, cause the same to be discharged of record by payment, bonds, order of a court of competent jurisdiction or otherwise, within thirty (30) days of the filing thereof. Purchaser shall indemnify, defend and hold harmless Seller against any and all claims, losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs), arising out of the filing of any such liens and/or the failure of Purchaser to cause the discharge thereof as same is provided herein.
8.3
Purchaser shall procure (or shall cause its contractors, agents or representatives entering the

Exhibit 10.68

Property to procure) and continue in force and effect from and after the date Purchaser first desires to enter the Property, and continuing throughout the term of this Agreement, the following insurance coverages placed with a responsible insurance company licensed to do business in the State of Alabama having an A.M. Best’s rating of “A-IX” or better: comprehensive general liability insurance with a combined single limit of not less than $1,000,000.00 per occurrence or commercial general liability insurance with limits of not less than $1,000,000.00 per occurrence and in the aggregate. To the extent such $1,000,000.00 limit of liability is shared with multiple properties, a per location aggregate shall be included. Seller and/or its designees shall be included as additional insureds under such comprehensive general liability or commercial general liability coverage. Purchaser shall deliver to Seller a certificate of such insurance evidencing such coverage prior to the date Purchaser is permitted to enter the Property. Such insurance may not be cancelled or amended except upon thirty (30) days’ prior written notice to Seller. The minimum levels of insurance coverage to be maintained by Purchaser hereunder shall not limit Purchaser’s liability under this Section 8.

Exhibit 10.68

8.4
Purchaser, at its option, shall have the right to terminate this Agreement for any reason whatsoever or for no reason during the Due Diligence Period, whereupon the Earnest Money will immediately be returned to Purchaser and neither party will have any further rights, remedies or obligations hereunder, except those that expressly survive termination of this Agreement.
8.5
Within five (5) business days of the Effective Date, Seller shall deliver to Purchaser, or make available to Purchaser through the use of an electronic data room, copies of the documents and materials described on Exhibit “B” attached hereto (collectively, the “Due Diligence Materials”), each to the extent they exist and are in Seller’s possession or reasonable control. Purchaser hereby acknowledges, covenants, and agrees that any information provided by Seller to Purchaser based upon any reports, surveys, permits, plans, approvals, and all other information and documentation obtained by or for Seller and delivered to Purchaser either before the Effective Date or pursuant to this Section 8.5 are provided to Purchaser for informational purposes only and are without representation or warranty of any kind whatsoever, either express or implied, and is without recourse to Seller with respect to the accuracy of any information or statements contained therein. Purchaser further acknowledges that Purchaser has been advised not to rely upon such documents without making an independent investigation or inquiry as to the accuracy of the information or statements contained in the information provided by Seller. Purchaser hereby releases Seller from any and all claims Purchaser might otherwise have based upon any reports, surveys, permits, plans, approvals, and all other information and documentation obtained by or for Seller and delivered to Purchaser, except for claims arising from or related to fraud committed by Seller or a willful and intentional misrepresentation made by Seller.

The foregoing provisions of Section 8 shall survive the termination of this Agreement.

9.0
Seller’s Covenants. Seller covenants that between the Effective Date and the date of the Closing:
9.1
There are no adverse or other parties in possession of the Property, or of any part thereof, other than Seller; and to Seller’s knowledge no party has been granted any license, lease or other right relating to the use or possession of the Property, or any part thereon, except as set forth in the Title Commitment or as otherwise set forth in this Agreement.
9.2
Seller shall not enter into, modify or amend any service contract affecting the Property that will be an obligation on or otherwise affect the Property or any part thereof subsequent to the Closing without Purchaser’s prior written consent in each instance, which consent shall not be unreasonably

Exhibit 10.68

withheld, conditioned or delayed, except contracts entered into in the ordinary course of business that shall be terminated at Closing without penalty or premium to Purchaser.

9.3
Seller shall maintain in full force and effect until the Closing all insurance policies that Seller presently has in effect.
9.4
No fixtures, equipment or personal property owned by Seller, if any, and included in this sale shall be removed from the Property unless the same are replaced with items of at least equal quality prior to the Closing.
9.5
Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Property for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.
9.6
Prior to the expiration of the Due Diligence Period, so long as this Agreement remains in full force and effect and Purchaser is not in default under this Agreement, Seller will not enter into any lease or assignment, amendment, modification, supplement or renewal of a lease which covers all or any portion of the Property without first receiving Purchaser’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. After the expiration of the Due Diligence Period, so long as this Agreement remains in full force and effect and Purchaser is not in default under this Agreement, Seller will not enter into any lease or assignment, amendment, modification, supplement or renewal of a lease which covers all or any portion of the Property without first receiving Purchaser’s prior written approval, which approval shall be in Purchaser’s sole and absolute discretion. Purchaser will be deemed to have approved any such request in the event Purchaser fails to deliver to Seller a written objection to any such request within ten (10) days.
9.7
Seller will pay or cause to be paid all debts, taxes, fees, assessments and other obligations related to the use and ownership of the Property up to the Closing Date and Seller shall further properly close or cause to be properly closed all open and/or expired permits as well as any code enforcement actions affecting the Property on or prior to Closing.
9.8
No material adverse change in the condition of the Property has occurred since the Effective Date.
9.9
After the expiration of the Due Diligence Period, so long as this Agreement remains in full force and effect and Purchaser is not in default under this Agreement, (i) no part of the Property or any interest therein will be alienated, encumbered or transferred in favor of or to any party whatsoever, and no agreement providing for the foregoing shall be entered into, solicited or entertained by Seller, and

(ii) Seller shall not market the Property to other parties, or enter into any agreements or understandings (whether purporting to be binding or otherwise) for the sale of the Property during the pendency of this Agreement.

10.0
Closing. Subject to the terms and conditions of Section 19.5 below regarding the Lender Consents and Approvals, the consummation of the transaction contemplated by this Agreement ("Closing") shall take place on or before the later of: (i) the thirtieth (30th) business day after the expiration of the Due Diligence Period, or (ii) the thirtieth (30th) business day after Purchaser’s receipt of the Lender Consent Notice (defined herein) on a date selected by Purchaser and reasonably acceptable to Seller (the “Closing Date”); provided, however, that in the event Seller is unable to obtain the Lender Consents and Approvals on or before the Lender Consent Deadline (defined below), as same may have previously been extended, then either party may terminate this Agreement pursuant to the provisions of Section 19.5 below. The Closing shall take place at,

Exhibit 10.68

by and through the offices of the Title Company and may be conducted as a “mail-away” closing through the use of escrow instruction letters.

11.0
Seller’s Closing Obligations and Closing Costs. Seller and Purchaser shall deliver the following to the Title Company or Purchaser, as applicable, at the Closing and the following closing costs and expenses shall be paid as follows in connection with the Closing:
11.1
Seller shall deliver the following to the Title Company at the Closing:
A
Deed.
B
A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement.
C
An assignment of all intangible property to the extent assignable and owned by Seller, in the form attached hereto as SCHEDULE 1 (the “General Assignment”).
D
Such affidavits as the Title Company shall reasonably require in order to omit from the Title Policy all standard exceptions, including those for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name, but excluding those standard exceptions pertaining and/or relating to a survey of the Property.
E
Possession of the Property in the condition required by this Agreement and all keys and passcodes for the Property.
F
An Affidavit of Seller’s Residency or a Seller’s Certificate of Exemption from Withholding Tax on Sale of Real Property establishing that Seller is exempt from the requirements of Code of Alabama (1975) Section 40-18-8 and the regulations promulgated thereunder.
G
To the extent applicable, a Real Estate Sales Validation Form in compliance with Code of Alabama (1975) Section 40-22-1.
H
A Certification of Non-Foreign status of Transferor to comply with the provisions of Section 1445 of the Internal Revenue Code.
I
A completed and accurate Internal Revenue Service Form 1099-S for this transaction.
J
A certificate executed by Seller as of the Closing Date certifying that all representations and warranties made by Seller in this Agreement are true and correct as if such statements were made as of the Closing Date.
K
A lien waiver executed by each Broker referenced in Section 17.0 hereof, which reflects payment in full of the brokerage commission owed to such Broker in connection with the sale of the Property contemplated by this Agreement, and waives, in a manner reasonably satisfactory to the Title Company, any and all lien rights which such Broker may have with respect to the Property under Ala. Code Section 35-11-450, et. seq.
L
Such other documents as shall be reasonably requested by the Title Company to effectuate the purposes and intent of this Agreement.

Exhibit 10.68

11.2
Seller shall pay:
A
Transfer or conveyance taxes and documentary stamp taxes, if any.
B
Deed preparation.
C
Seller's attorneys' fees, and any other costs and expenses actually incurred by Seller in connection with selling the Property.
D
A commission paid to Seller’s broker, Chase Commercial Realty, Inc., DBA NAI Chase Commercial, an Alabama Corporation (“Seller’s Broker”), in accordance with Section 17.0 below.

Except as set forth in Sections 11.2 and 11.3, all other Closing costs will be allocated between the Seller and Purchaser in a manner customary for transactions of this nature in Limestone County, Alabama.

11.3
Purchaser shall pay the following costs in connection with the Closing:
A
Any mortgage recording or registry tax necessary to record any mortgages of the Purchaser, if any.
B
Deed recording costs.
C
Title search and insurance costs.
D
Due diligence expenses.
E
Purchaser’s attorneys' fees, and any other costs and expenses actually incurred by Purchaser in connection with buying the Property.
11.4
Purchaser shall deliver the following to the Title Company at the Closing:
A
The General Assignment.
B
A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement.
C
Such other documents as shall be reasonably requested by the Title Company to effectuate the purposes and intent of this Agreement.
11.5
Purchaser’s Conditions to Closing. The obligation of Purchaser to purchase the Property from Seller is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Purchaser, at its discretion, at or prior to the Closing):
A.
Seller shall have performed, observed and complied with all of the covenants, agreements and conditions required by this Agreement to be performed, observed and complied with by it prior to or as of the Closing.
B.
All of the representations and warranties of Seller set forth in this Agreement shall be true as of the Closing as though such representations and warranties and the statements contained in this Agreement and said certifications were made at and as of the Closing.
C.
All instruments and documents required on Seller’s part to effectuate this Agreement and the transactions contemplated herein shall be in the form provided herein and, if not provided herein, in form reasonably satisfactory to Purchaser, Seller and their respective

Exhibit 10.68

attorneys.

Exhibit 10.68

If any of the above conditions are not satisfied as of the Closing Date, and Purchaser is not then in default under this Agreement, then Purchaser shall have the right to terminate this Agreement, in which event Escrow Agent shall return the Earnest Money to Purchaser and this Agreement shall be of no further force or effect except with respect to those matters that expressly survive termination hereof. Notwithstanding the foregoing, if the failure of such condition constitutes or results from a default by Seller under this Agreement, then Purchaser shall have the rights set forth in Section 13 of this Agreement.

12.0
Prorations. Except as provided for hereinbelow, any real estate taxes, special assessments, and other personal property taxes (“Taxes”) shall be prorated as of the Closing Date. Subsequent to the Closing Date, and when the bill for Taxes is available for the calendar year in which the Closing Date occurs, the parties shall adjust the proration of Taxes and, if necessary, refund or pay to the other party such sums as shall be necessary to effect such adjustment.

Utility charges (including, but not limited to, water rates and sewer charges or rentals, if metered) shall not be apportioned, but Seller shall cause all utility meters to be read not more than two (2) days before the Closing Date. Seller shall pay promptly after receipt all utility bills and charges accruing up to and including the day preceding the Closing Date, unless the parties otherwise agree to prorate differently. If utility deposits are assigned to Purchaser, Seller shall receive a credit therefor at Closing.

The provisions of this Section shall survive the Closing.

13.0
Seller's Default. If Seller fails to perform any of its obligations under this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Purchaser as expressly provided herein, Purchaser shall be entitled, as its remedy, either (a) to terminate this Agreement and receive the return of the Earnest Money from Escrow Agent, together with Purchaser’s actual out-of-pocket costs and expenses incurred with respect to this transaction (not to exceed $35,000) which shall be reimbursed by Seller to Purchaser within ten (10) business days after Purchaser’s delivery of commercially reasonable documentation supporting such costs and expenses (in such event, the right to retain the Earnest Money plus costs shall be full liquidated damages and, except as set forth herein, shall be Purchaser's sole and exclusive remedy in the event of a default hereunder by Seller, and Purchaser hereby waives and releases any right to sue Seller for damages), or (b) to enforce specific performance of Seller’s obligation to execute and deliver the documents required to convey the Property to Purchaser in accordance with this Agreement.

14.0
Purchaser's Default. Should Purchaser default, Seller shall be entitled to terminate this Agreement by giving Purchaser written notice thereof, and Seller shall retain, as liquidated damages, the Earnest Money; the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser’s default, and that said Earnest Money is a reasonable estimate of Seller’s probable loss in the event of default by Purchaser. Seller’s retention of said Earnest Money is intended not as a penalty, but as full liquidated damages. In addition, notwithstanding anything to the contrary stated herein, nothing in this Section 14 is intended to nor shall limit the remedies available to Seller at law or in equity relating to a default of any repair, indemnification, hold harmless and/or defend obligations of Purchaser set forth in Section 8 of this Agreement or any other provisions which are intended to survive termination or Closing of this Agreement. The provisions of this Section 14 shall survive the Closing or the earlier termination of this Agreement.
15.0
Attorney's Fees; Costs. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement or to establish breach of this Agreement, the non-prevailing party shall pay to the other party all reasonable costs, charges, expenses, including attorney's fees, expended or incurred in connection therewith. This provision is separate and several and shall survive the termination of this Agreement.
16.0
Tax-Free Exchange. Purchaser acknowledges having been advised that Seller may elect to treat the within

Exhibit 10.68

transaction as part of a tax-free exchange transaction under Internal Revenue Code Section 1031. Purchaser agrees that it will make and execute any and all additional documents that may be required in connection with Seller’s tax-free exchange transaction provided that the Purchaser does not assume any additional burdens or obligations and further provided that Purchaser does not incur any additional cost or expense. Seller acknowledges that Purchaser, at its option, may elect to participate in a tax deferred exchange in connection with the sale and purchase of the Property under Internal Revenue Code Section 1031. Seller agrees to cooperate, at no expense to Seller, with Purchaser’s efforts to participate in such exchange and to execute any and all reasonable documents required by Purchaser or any qualified intermediary in connection with such exchange; provided, however, that Seller shall not be required to incur any additional costs, liabilities or delays in connection with such exchange, and Purchaser shall not be released from any of its obligations or liabilities under this Agreement as a result thereof.

Exhibit 10.68

17.0
Brokers. Seller and Purchaser mutually represent and warrant that Seller’s Broker and Purchaser’s broker, Crunkleton Commercial Real Estate Group, ("Purchaser’s Broker" and, together with Seller’s Broker, the “Brokers”), are the only brokers with whom they have dealt in connection with this Agreement and that neither Seller nor Purchaser knows of any other broker who has claimed or may have the right to claim a commission in connection with this transaction. The commission of Seller’s Broker shall be paid pursuant to separate agreement by Seller. The commission of Purchaser’s Broker shall be paid by Seller’s Broker pursuant to separate agreement by and between Seller’s Broker and Purchaser’s Broker. Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section. The representations and obligations under this Section shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.
18.0
Escrow Agent.
18.1
The tax identification numbers of the parties shall be furnished to Escrow Agent upon request of Escrow Agent. At the Closing, proceeds of the Earnest Money shall be paid by Escrow Agent to Seller. If for any reason the Closing does not occur and either party makes a written demand upon Escrow Agent for payment of such amount, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, Escrow Agent is hereby authorized to make such payment. If Escrow Agent does receive such written objection within such ten (10) day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this contract or a final judgment of a court. However, Escrow Agent shall have the right, only after dispute of the parties or this contract fails due to its terms, to deposit the escrowed proceeds with the clerk of any applicable court of the county in which the Property is located. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

18.2
The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties,

Exhibit 10.68

and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this contract or involving gross negligence on the part of Escrow Agent.

19.0
Miscellaneous. The following general provisions govern this Agreement.
19.1
Governing Law. This Agreement is made and executed under and in all respects to be governed and construed by the laws of the State of Alabama.
19.2
Notices. Whenever any notice, demand or request is required or permitted under this Agreement, such notice, demand or request shall be in writing and shall be (i) delivered by hand, (ii) sent by registered or certified mail, postage prepaid, return receipt requested, (iii) sent by nationally recognized commercial courier for next business day delivery, in each such case described in (i), (ii) and (iii) to the addresses set forth in the preamble of this Agreement or to such other addresses as are specified by written notice given in accordance herewith, (iv) transmitted by facsimile to the number for each party set forth below or to such other facsimile number as is specified by written notice given in accordance herewith or (v) sent by electronic mail (email) to the electronic mail (email) address for each party set forth below or to such other electronic mail (email) address as is specified by written notice given in accordance herewith. Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile or email transmission shall be deemed effectively given or received on the day of transmission of such notice and electronic confirmation of such transmission is received by the transmitting party (such as “Delivery Receipt” generated by Microsoft Outlook). Any notice or other communication given in the manner provided above by counsel for either party shall be deemed to be notice or such other communication from the party represented by such counsel. Any notice sent as required hereby and refused by recipient shall be deemed delivered as of the date of such refusal.

19.3
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the parties hereto.
19.4
Assignment. Purchaser may not assign this Agreement without Seller’s prior written consent, which consent may be withheld or granted in Seller’s reasonable discretion, provided, however, that Purchaser may assign this Agreement to an entity owned (in whole or in part), controlled, or under common control with Purchaser and formed by Purchaser for the purpose of taking title to the Property (“Permitted Assignee”) without Seller’s prior written consent, provided that (a) written notice of such assignment shall be given by Purchaser to Seller no later than ten (10) business days prior to the Closing Date, (b) no such assignment shall relieve Purchaser of any obligations, covenants, duties, representations, warranties or liabilities hereunder, and (c) Purchaser provides Seller, simultaneous with its written notice of such assignment, a copy of a written assignment agreement signed by Purchaser and the Permitted Assignee pursuant to which the Permitted Assignee agrees to accept all the burdens and benefits of this Agreement and agrees to be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the Permitted Assignee were the original signatory hereof. Any attempt by Purchaser to assign this Agreement to a Permitted Assignee after the five (5) business day period set forth above, or not otherwise in compliance with the foregoing provisions of this Section 19.4, shall be deemed invalid,

Exhibit 10.68

null and void at Seller’s election and Seller shall have no legal obligation to recognize same. If Purchaser consists of more than one person or entity, then: (1) each reference to Purchaser herein shall be deemed to refer to each person or entity constituting Purchaser, both individually and in the aggregate, and (2) each person or entity constituting Purchaser shall be jointly and severally liable for all liabilities and obligations of Purchaser hereunder.

19.5
Lender Consents and Approvals. Purchaser understands that Seller’s transfer of the Property to Purchaser as contemplated herein may be subject to or require the prior approval of Seller’s lender(s). As such, and notwithstanding anything to the contrary contained within this Agreement, the obligation of Seller to close on the sale and purchase of the Property pursuant to this Agreement shall be and hereby is expressly conditioned upon Seller obtaining the prior written consent, approval and/or partial release from Seller’s lender(s) on or before the Closing Date (collectively, “Lender Consents and Approvals”). Seller shall use commercially reasonable efforts to seek to obtain the Lender Consents and Approvals. In the event that Seller is able to obtain the Lender Consents and Approvals, it shall promptly provide written notice thereof to Purchaser (the “Lender Consent Notice”). Subject to the provisions of this Section 19.5, if Seller does not provide the Lender Consent Notice on or before the thirtieth (30th) day after the expiration of the Due Diligence Period (the “Lender Consent Deadline”), then either Seller or Purchaser shall be entitled to terminate this Agreement by delivering written notice to the other and in such event, and as long as Purchaser is not in default under this Agreement, (i) the Earnest Money will immediately be returned to Purchaser, and (ii) Seller shall be obligated to reimburse Purchaser for up to $50,000 of its out-of-pocket expenses actually incurred directly in connection with the negotiation of this Agreement and its investigation of the Property (such expenses to include, without limitation, attorneys’ fees, due diligence and pre-closing costs such as expenses related to surveys, environmental reports, title reports, property condition reports, and financing costs associated with any financing that Purchaser may avail itself to), and thereafter neither party will have any further rights, remedies or obligations hereunder, except those that expressly survive termination of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event Seller is unable to obtain the Lender Consents and Approvals on or before the initial Lender Consent Deadline, Seller shall have the right to extend the Lender Consent Deadline for a period of up to thirty (30) days by delivering written notice to Purchaser on or before the expiration of such date.

19.6
Counterparts. This Agreement and any agreement or document described herein may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. Handwritten signatures to this Agreement or any agreement or document described herein transmitted by facsimile, email or other similar electronic transmission (for example, through the use of a Portable Document Format or “PDF” file), shall be valid and effective to bind the party so signing.
19.7
Severability. The provisions of this Agreement are severable, and the enforceability or invalidity of any term or provision of this Agreement shall not affect the enforceability and validity of the remaining terms and provisions of this Agreement. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined by any Court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby.
19.8
Further Assurances. In addition to the foregoing, the parties hereto, at the time and from time to time at or after Closing, upon the reasonable request of Purchaser or of Seller, as the case may be, agree to do, execute, acknowledge and deliver all such further reasonable deeds, assignments, transfers, conveyances, authorizations, filings, consents, and assurances, as may be reasonably required for

Exhibit 10.68

the better assigning, transferring, granting, conveying, assuring and confirming unto Purchaser all of the applicable Seller’s right, title and interest in and to the Property, to be conveyed hereunder; and to the more effective consummation of the other transactions referred to in this Agreement.

19.9
Headings. The use of headings, captions and numbers in this Agreement is solely for the convenience of identifying and indexing the various provisions in this Agreement and shall in no event be considered otherwise in construing or interpreting any provision in this Agreement.
19.10
Exhibits. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.
19.11
Defined Terms. Capitalized terms used in this Agreement shall have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.
19.12
Pronouns. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural.
19.13
Non-Waiver. Failure by any party to complain of any action, non-action or breach of any other party shall not constitute a waiver of any aggrieved party’s rights hereunder. Waiver by any party of any right arising from any breach by any other party shall not constitute a waiver of any other right arising from a subsequent breach of the same obligation or for any other default, past, present or future.
19.14
Dates and Times. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is a Saturday, Sunday, federal or state holiday, or other non-business day, such date shall automatically be extended to, and the expiration of such time period shall automatically to be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day. The final day of any time period under this Agreement or any deadline under this Agreement shall be the specified day or date, and shall include the period of time through and including such specified day or date. All references to the “Effective Date” shall be deemed to refer to the later of the date of Purchaser’s or Seller’s execution of this Agreement, as indicated below their executions hereon. Any action required to be taken by a specified date may be taken at or before 11:59 p.m., daylight or standard time (as applicable) in the time zone where the Property is located.
19.15
Exculpation. Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, member, manager, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Seller's Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller’s Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. The provisions of this paragraph shall survive the termination of this Agreement and the Closing.
19.16
No Recording. Neither this Agreement nor any memorandum thereof may be recorded by Purchaser in the Public Records of any County of any State.

Exhibit 10.68

19.17
Entire Agreement. This Agreement, together with the Exhibits and Schedule attached hereto, all of which are incorporated by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.
19.18
WAIVER OF JURY TRIAL. PURCHASER AND SELLER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EACH PARTY AND EACH PARTY EXPRESSLY ACKNOWLEDGES THAT NEITHER THE OTHER PARTY NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY ACKNOWLEDGES TO THE OTHER THAT IT HAS READ AND UNDERSTANDS THE MEANING AND EFFECT OF THIS WAIVER PROVISION.

Exhibit 10.68

20.0
AS-IS Condition. PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER IS TRANSFERRING THE PROPERTY IN “AS IS, WHERE IS CONDITION AND WITH ALL FAULTS” AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. PURCHASER AGREES THAT IT WILL PERFORM, OR WILL HAVE THE OPPORTUNITY TO PERFORM, SUCH EXAMINATIONS AND INVESTIGATIONS OF THE PROPERTY AND THE FINANCIAL AND PHYSICAL CONDITION THEREOF AS NEEDED AND NECESSARY. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER SPECIFICALLY DISCLAIMS, AND PURCHASER IS NOT RELYING ON ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, MADE BY SELLER, OR ANY AGENT, AFFILIATE, REPRESENTATIVE, EMPLOYEE OR PRINCIPAL OF SELLER WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PRESENCE OF ANY HAZARDOUS SUBSTANCES (AS SUCH TERM IS DEFINED BY APPLICABLE LAW) AT, ON, UPON OR UNDER THE PROPERTY. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER SHALL HAVE NO LIABILITY TO PURCHASER WITH RESPECT TO THE CONDITION OF THE PROPERTY UNDER COMMON LAW, OR ANY FEDERAL, STATE, OR LOCAL LAW OR REGULATION.

PURCHASER REPRESENTS TO SELLER THAT PURCHASER WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY HIMSELF/ITSELF AS TO ANY MATTER RELATING TO THE PROPERTY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, SELLER'S AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING, OR PURPORTING TO REPRESENT SELLER, WITH RESPECT THERETO OTHER THAN THE REPRESENTATIONS OR WARRANTIES OF SELLER SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY

Exhibit 10.68

SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS REGARDING THE PROPERTY MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED, ON BEHALF OF ITSELF AND ON BEHALF OF ITS TRANSFEREES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO WAIVE, RELINQUISH, RELEASE AND FOREVER DISCHARGE SELLER AND SELLER'S AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, BY REASON OF OR ARISING OUT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT DEFECT OR OTHER PHYSICAL CONDITION WHETHER PURSUANT TO STATUTES IN EFFECT IN THE STATE OF ALABAMA OR ANY FEDERAL OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, THE EXISTENCE OF ANY HAZARDOUS SUBSTANCES WHATSOEVER, ON, AT, TO, IN, ABOVE, ABOUT, UNDER, FROM OR IN THE VICINITY OF THE PROPERTY, OR BY REASON OF ANY VIOLATION OF ANY SUBDIVISION LAW, RULE OR REGULATION APPLICABLE TO THE PROPERTY WHETHER ARISING PURSUANT TO STATUTES IN EFFECT IN THE STATE OF ALABAMA OR ANY LOCAL ORDINANCE, LAW, RULE OR REGULATION. PURCHASER’S RELEASE OF SELLER AS SET FORTH IN THIS SECTION 20 SHALL NOT PERTAIN TO ANY CLAIM OR CAUSE OF ACTION BY PURCHASER AGAINST SELLER FOR A BREACH BY SELLER OF THE WARRANTY OF TITLE INCLUDED IN THE DEED OR THE BREACH BY SELLER OF ANY REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE FOREGOING PROVISIONS SHALL NOT APPLY WITH RESPECT TO SELLER’S ACTS OF FRAUD.

The provisions of this Section 20 shall survive the Closing. Purchaser and Seller acknowledge and agree that the disclaimers and other agreements set forth herein are an integral part of the Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price and Purchaser would not have agreed to enter into the transaction contemplated by the Agreement without such disclaimers and other agreements set forth above.

[signature page follows]

Exhibit 10.68

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

Purchaser:

144 Property Group, LLC,

a New York limited liability company

By: /s/ Michael Breskin__

Name: Michael Breskin

Title: Authorized Signatory

Execution Date: 03/25/2024

Seller:

GIPAL JV 15091 SW ALABAMA 20, LLC,

a Delaware limited liability company

By: Generation Income Properties, L.P., a Delaware limited partnership its Manager

By: Generation Income Properties,Inc., a Maryland corporation,

its General Partner

By: /s/ David Sobelman
David Sobelman,
its President

Execution Date: 03/28/2024

Exhibit 10.68

Exhibit “A”

Legal Description of the Property

Exhibit 10.68

Exhibit "B"

Due Diligence Materials

1.
Any transferrable construction warranties
2.
Any environmental reports
3.
Existing title insurance policies and title commitments
4.
Existing survey(s)
5.
Existing insurance policy(s)
6.
Property Tax Bills from 2021 – 2023
7.
A list of any capital improvements made over the last 5 years
8.
All zoning documents, construction plans, approved site plans or plats and permits
9.
Any building inspection reports
10.
All other reports and studies that pertain to the physical condition of the Property
11.
All service contracts, management agreements, leasing agreements, reciprocal easement and/or operating agreements, common area maintenance agreements, option agreements, land purchase agreements and other agreements relating to the Property, including all amendments thereto

Exhibit 10.68

Schedule 1

Form of General Assignment GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (this “Assignment”) is made as of the day of 20 , by (“Seller”) to (“Buyer”).

WHEREAS, of even date herewith, Seller has conveyed to Buyer the real property described in Exhibit A attached hereto (the “Property”); and

WHEREAS, Seller and Buyer intend that Seller also convey to Buyer, without warranty or representation of any kind, including without limitation, any warranty, representation and/or covenant with respect to Seller’s ownership or right to assign, all of the additional rights and interests described below (collectively, the “Additional Rights”).

NOW, THEREFORE, Seller, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, hereby agrees as follows:

All capitalized terms not otherwise defined in this Assignment shall have the same meanings as set forth in the Purchase and Sale Agreement by and between Seller and Buyer effective as of .

Seller hereby transfers, conveys, assigns, quitclaims, and releases to Buyer, at no cost to Seller, all of Seller’s right, title, and interest, if any, in and to the following, only to the extent they are assignable and only as they relate to the Property, without warranty or representation as to the ownership, effectiveness, validity or enforceability thereof:

all warranties and agreements from all contractors, subcontractors, vendors, or suppliers regarding the performance, quality of workmanship or quality of materials supplied in connection with the construction, manufacture, development, installation, repair or maintenance of the improvements, the personalty or any component thereof;

all certificates, licenses, permits, authorizations, consents and approvals from governmental authorities with respect to (1) the design development, construction and installation of any improvements on the Property, (2) any water usage permits applicable to the Property, and (3) the use, operation and occupancy of the Property, including, without limitation, certificates of occupancy for the commercial building located on the Property; and

all development rights, allocations of development density or other similar rights allocated to or attributable to the land or the improvements whether arising under or pursuant to governmental requirements, administrative or formal action by governmental authorities, or agreement with governmental authorities or third parties.

To have and to hold the Additional Rights unto Buyer, its successors and assigns forever.

THE ADDITIONAL RIGHTS ARE HEREBY CONVEYED TO BUYER IN AN “AS IS,” “WHERE IS,” “WITH ALL FAULTS” CONDITION AND SELLER DOES NOT WARRANT, AND HEREBY EXPRESSLY DISCLAIMS, ANY AND ALL WARRANTIES OF TRANSFER, QUALITY, FITNESS AND MERCHANTABILITY RELATING TO ANY OF THE ADDITIONAL RIGHTS, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE ADDITIONAL RIGHTS OR THE FITNESS OF ANY OF THE ADDITIONAL RIGHTS CONVEYED HEREBY FOR A PARTICULAR USE OR PURPOSE OR FOR BUYER’S INTENDED USE OR PURPOSE.

Exhibit 10.68

Further, Seller makes no representation or warranty with respect to the conveyance of any of the items assigned hereby, nor shall Seller be deemed in any event to be a warrantor, guarantor, or surety for the obligations of any maker of any warranties or guaranties assigned or conveyed hereunder. The Additional Rights conveyed hereby from Seller to Buyer shall be without recourse to Seller.

(Signatures on Following Page)

Exhibit 10.68

(Signature Page to General Assignment)

SELLER:

By:

BUYER:

By: